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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 6, 1997, except as to the second paragraph of the Common Stock section of Note 15, which is as of November 6, 1997, and Note 4, which is as of January 13, 1998 appearing in the Proxy Statement filed on April 30, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."



PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 30, 1998